August 10, 2000

The Stockback Trust
11 Broadway
New York, NY  10004

         Re:      The Stockback Trust
                  Pre-Effective Amendment No. 3 to the
                  Registration Statement on Form N-1A
                  (Registration Nos.: 333-87237, 811-09587)

Dear Sirs:

         We have acted as counsel for the Stockback Trust (the "Fund"), a business trust organized and validly existing under the laws of the State of Delaware, in connection with the above-referenced Registration Statement relating to the issuance and sale by the Fund of an indefinite amount of authorized shares of beneficial interest under the Securities Act of 1933, as amended and under the Investment Company Act of 1940, as amended. We have examined such governmental and corporate certificates and records as we deemed necessary to render this opinion and we are familiar with the Fund's Certificate of Trust, Trust Instrument and its Bylaws.

         Based  upon  the  foregoing,  we are of the  opinion  that  the  shares proposed to be sold pursuant to the Fund's Pre-Effective Amendment No. 3 Registration Statement, when paid for as contemplated in the Fund's Registration Statement, will be legally and validly issued, fully paid and non-assessable. We hereby consent to the filing of this opinion as an exhibit to Pre-Effective Amendment No. 3 to the Fund's Registration Statement on Form N-1A, to be filed with the Securities and Exchange Commission, and to the use of our name in the Fund's Statement of Additional Information of the Fund's Registration Statement to be dated as of August 14, 2000, and in any revised or amended versions thereof under the caption "Legal Counsel." In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                                                  Very truly yours,

                                                 /s/ Dechert Price & Rhoads